PURCHASE AGREEMENT

THIS AGREEMENT (THE “AGREEMENT”) IS MADE THIS 6TH
 DAY OF MAY, 2011 BETWEEN

Megola Inc., (the “Purchaser”) a corporation incorporated under the laws of the Nevada with its principal office in the city of Sarnia, wherein the Sellers and Megola Inc. hereinafter shall be jointly referred in this Agreement as the parties (the “Parties”)

-and-

1771601 Ontario Inc, (the “Seller”) a corporation incorporated under the laws of Ontario with its principal office in the city of North York, wherein the Purchaser and 1771601 Ontario Inc hereinafter shall be jointly referred in this Agreement as the parties (the “Parties”)

RECITAL:

For the purpose of facilitating the acquisition described herein between the Parties, the Parties wish to enter into this Purchase Agreement in order that their respective obligations with respect to the terms and the conditions of the business relationship (the “Relationship” or “Agreement”) can be defined and agreed to.

THEREFORE IN CONSIDERATION OF THE TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT AND THE NON-DISCLOSURE AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

This Purchase Agreement memorializes the acquisition of certain Intellectual Property Rights (IP), Patents, and Patents Pending between the Sellers (1771601 Ontario Inc) and Megola, Inc. (“MGON”), a Nevada corporation.

MGON is a public company whose stock is traded on the OTCBB.  At the closing, as hereinafter described, Megola will acquire and own the following ;any patents, patents pending and IP Rights developed and owned by the Sellers:

•	IP /Manufacturing for the Anti-Fire Inhibitor recipe.

Consideration

Upon Closing Megola Inc. will pay a consideration of MGON restricted common stock (“Stock Consideration”) of 1,000,000 shares as per Rule 144 and Megola Inc. shall issue such stock in the name of the Seller and or its assigns.

Megola will also pay a consideration of restricted Series B Preferred shares of 250,000 which each Series B Preferred share has a stated value of $10 (ten dollars) per share. Series B Preferred shares after restricted holding period can be converted at $.10 to MGON common shares. Megola also have the option to buyback Series B Preferred shares for cash consideration of same stated value of Series B Preferred shares. Megola Inc. shall issue such stock in the name of the Seller and or its assigns.

Name Change.  Immediately following the Closing, MGON may change the name of the recipe to a MGON brand name.

Approval.  On or before the Closing Date, each Party shall take all appropriate and necessary corporate action to authorize the transactions in this Purchase Agreement and obtain all required approvals and consents to the Acquisition, including but not limited to approval by their respective Boards of Directors and approval by their shareholders, if necessary.

1.           Confidentiality, and Further Covenants

On Closing, the Seller will supply MGON and its authorized representatives, their:

a.	IP documentation and any initiated patent application (as per above);

The Parties agree to cooperate with each other in complying with any requests and providing such materials as the other Party may request.

(b)      All confidential information which each Party or any of its officers, employees, agents, consultants, or representatives (the “Receiving Party”), may possess or may receive in the future pertaining to the business, affairs and financial or other condition of the other Party (the “Disclosing Party”), shall not be utilized, disclosed or made available to any other person or entity other than current members of the Board of Directors, officers, employees, agents, consultants, or representatives of either Party without the express written consent of the Disclosing Party.  Notwithstanding the foregoing, neither Party will be obliged to maintain confidentiality in respect of information that:

(c)           Notwithstanding the foregoing, the Parties acknowledge and agree that:

(i)
each Party shall, on or before Closing, execute all such documents as may be required to be executed by it under any applicable laws or regulations in order to consummate the transactions in this Purchase Agreement;

(ii)	each Party shall co-operate with the other Parties with respect to all such documents, including providing all information about the Party that such other Parties may require for such filings;

(iii)	without limiting the generality of the foregoing, all documents required to be filed with the SEC shall be filed, containing such information as required by the SEC; and

(iv)
all other public notices to third parties and all other publicity or press releases concerning the transactions in this Purchase Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior consent of the other Party, such approval not to be unreasonably withheld.

2.           Representations and Warranties

Each party represents and warrants to the other as follows and acknowledges that each is relying on these representations and warranties in entering into Purchase Agreement and performing its obligations hereunder.

Due Incorporation - MGON is a corporation duly incorporated and validly existing under the laws of Nevada.

Capacity and Due Authorization – Each party has the power and capacity and good and sufficient right and authority to enter into this Purchase Agreement on the terms and conditions herein set forth, to perform its obligations under this Purchase Agreement.  The execution and delivery of this Purchase Agreement and the completion of the transactions contemplated herein has been duly and validly authorized by all necessary corporate action on the part of each party.

Manufacturing – MGON will continue to manufacture under their direction, ownership and pricing.

Claim or Liens – The Sellers warrant that there are no liens, encumbrances or any third party claims as it may pertain to royalties or ownership to the aforementioned Patent Pending, or IP rights.

Litigation –There are no actions, suits, grievances or proceedings commenced, pending or threatened against by or relating to the Sellers which may result in the imposition of an encumbrance on the seller initiated Patent, Patent Pending or IP Assets, impose material liabilities on MGON, or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions in this Purchase Agreement.

Each party hereby represents and warrants to the other as follows and acknowledges that each Company is relying on these representations made herein.

Due Incorporation -  MGON is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

Consideration Guarantee –  MGON guarantees that on the 6 months anniversary of the signing of this Purchase Agreement the stock consideration given to the Sellers (1771601 Ontario Inc) will have the following:

a.	issuing a legal opinion from MGON council to remove restrictive legend from certificate(s)

Buy Back Option – On the 6 months anniversary of the signing of the definitive agreement, Megola will have the option of buying back the issued stock to 1771601 Ontario Inc for a price of no more than $.30 per share.

3.           Indemnification

Each party agrees to indemnify and hold harmless the other and its officers, directors, agents, servants and employees with respects to all losses arising out of any breach of representation, warranty or covenant made pursuant to the agreement, including, without limitation, any representation or warranty with respect to the existence of litigation or threatened litigation which may effect the Assets.

Each party will agree to indemnify and hold harmless the other with respect to all losses arising out of any breach of any representation, warranty or covenant made pursuant to the Agreement.

5.           Governing Laws

The validity and interpretation of this Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties to this Purchase Agreement agree that any litigation arising out of the terms of the proposed Merger set forth herein shall be commenced in courts located in the State of Nevada. All parties, consent to the exclusive jurisdiction and venue of the federal and state courts located in Nevada with respect to any action arising under this Purchase Agreement.

6.           Amendment

This Purchase Agreement shall be amended only with the written consent of the Parties.

7.           Counterparts

This Purchase Agreement may be executed in multiple counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.           Brokers’ or Finders’ Fees

Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders’ fees arising out the transactions contemplated hereby by any person claiming to have been engaged by either Party.

9.           Expenses

Except as provided herein, each party shall bear its own expenses in connection with the preparation for the consummation of the transaction in this Purchase Agreement.

10.         No Binding Effect

The understandings contained herein constitutes a binding agreement between the parties

The foregoing Purchase Agreement is accepted, approved and agreed to by Megola Inc., this 6th day of May, 2011

Megola Inc.

By:
Name:	Joel Gardner
Title:	President & CEO

The foregoing Purchase Agreement is accepted, approved and agreed to by ___________________ for 1771601 Ontario Inc this  6th day of May, 2011

1771601 Ontario Inc

By
Name:Vince Verduci
Title: Managing Partner

By
Name: Joe Bruzzese
Title: Managing Partner